SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

Commission File Number 333-193565

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2201, 22/F., Malaysia Building,

50 Gloucester Road, Wanchai, Hong Kong

(Address of principal executive offices, including
zip code)

Registrant’s phone number, including area code

(852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

a)	Acquisition of A&G International Limited

On July 31, 2015, Greenpro Capital Corp. (“GRNQ”), and Ms Yap Pei Ling, a 100% shareholder of A&G International Limited, a Belize corporation(“A&G”), entered into a Sale and Purchase Agreement (the “Agreement”), pursuant to which GRNQ acquired 100% of the issued and outstanding securities of A&G (the “Acquisition”). As consideration thereof, GRNQ agreed to issue to the shareholder of A&G 1,842,000 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $957,840 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from A&G.

Ms Yap Pei Ling, the director and 100% shareholder of A&G, is spouse of Mr Lee Chong Kuang, our Chief Executive Officer, President and director. Mr. Lee Chong Kuang does not hold any share and control A&G.

A&G provides corporate and business advisory services through its wholly-owned subsidiaries as set forth below:

Name	Business
Asia UBS Global Limited (Hong Kong)	Provide business advisory services with main focus on Hong Kong company formation advisory and company secretarial service, such as tax planning, bookkeeping and auditing arrangement. It focuses on Hong Kong clients.
Asia UBS Global Limited (Belize)	Provide business advisory services with main focus on offshore company formation advisory and company secretarial service, such as tax planning, bookkeeping and auditing arrangement. It focuses on oversea clients.

A chart of A&G’s corporate structure is set forth below.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

b)	Acquisition of Falcon Secretaries Limited, Ace Corporation Services Limited, Shenzhen Falcon Financial Consulting Limited

On July 31, 2015, Greenpro Capital Corp. (“GRNQ”), and Ms Chen Yan Hong, a 100% shareholder of Falcon Secretaries Limited, 100% shareholder of Ace Corporation Services Limited and 100% shareholder of Shenzhen Falcon Financial Consulting Limited (these companies collectively known as “F&A”), entered into a Sale and Purchase Agreement (the “Agreement”), pursuant to which GRNQ acquired 100% of the issued and outstanding securities of F&A (the “Acquisition”). As consideration thereof, GRNQ agreed to issue to the shareholder of F&A 2,080,200 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $1,081,704 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from F&A.

Ms Chen Yan Hong, the director and 100% shareholder of F&A, is also the director and legal representative of Greenpro Management Consultancy (Shenzhen) Limited, one of the subsidiary of GRNQ.

F&A provides corporate and business advisory services through its wholly-owned subsidiaries as set forth below:

Name	Business
Falcon Secretaries Limited (Hong Kong)	Provide Hong Kong Company Formation Advisory Services & Company Secretarial Services. Client Base in Hong Kong & China
Ace Corporate Services Limited (Hong Kong)	Provide Offshore Company Formation Advisory Services & Company Secretarial Services. Client Base in Hong Kong & China
Shenzhen Falcon Finance Consulting Limited (China)	Provide Hong Kong Company Formation Advisory Services & Company Secretarial Services and Financial Service. Client Base in China

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

c)	Acquisition of Yabez (Hong Kong) Company Limited

On July 31, 2015, Greenpro Capital Corp. (“GRNQ”), and Mr. Cheng Chi Ho and Ms Wong Kit Yi, representing the 51% & 49% shareholders of Yabez (Hong Kong) Company Limited respectively, a Hong Kong corporation(“Yabez”), entered into a Sale and Purchase Agreement (the “Agreement”), pursuant to which GRNQ acquired 60% of the issued and outstanding securities of Yabez (the “Acquisition”). As consideration thereof, GRNQ agreed to issue to the shareholders of Yabez 486,171 restricted shares of GRNQ’s common stock, representing an aggregate purchase price of $252,808 based on the average closing price of the ten trading days preceding July 31, 2015 of $0.52 per share. The purchase price was determined based on the existing business value generated from Yabez.

Name	Business
YABEZ (HONG KONG) COMPANY LIMITED (Hong Kong)	Provide Hong Kong Company Formation Advisory Services ,Company Secretarial Services and IT related services. Client Base in Hong Kong

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

All the foregoing agreements are signed as of July 31, 2015. The acquisitions will be closed at a later date contingent upon valuation.

Item 9.01	Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(d)	Exhibits.

Exhibit No.	Description

2.1	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms Yap Pei Ling.
2.2	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Ms Chen Yan Hong.
2.3	Sale and Purchase Agreement, dated as of July 31, 2015, between Greenpro Capital Corp. and Mr Cheng Chi Ho and Ms Wong Kit Yi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: August 5, 2015

	By:	/s/ Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)

Date: August 5, 2015

	By:	/s/ Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary, Treasurer, Director (Principal Financial Officer, Principal Accounting Officer)